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                                                                    Exhibit 24.4

                                 CERTIFICATION

        I, J. Kenneth Croney, Secretary of Alco Capital Resource, Inc. do hereby certify that the following resolutions were duly passed by the Board of Directors of the corporation on January 25, 1995, and that such resolutions are, as of the date hereof, in full force and effect:

                RESOLVED, that each of the officers and directors of the corporation is hereby authorized to appoint O. Gordon Brewer, Jr., Kathleen M. Burns, Michael J. Dillon and Robert M. Kearns as his or her attorneys-in-fact on behalf of each of them each attorney-in-fact with the power of substitution, to execute on such officer's or director's behalf, one or more registration statements and annual reports of the corporation for filing with the Securities and Exchange Commission ("SEC"), and any and all amendments to said documents which said attorney may deem necessary or desirable to enable the corporation to register the offering of (i) serial preferred stock; (ii)common stock;
        (iii) debt securities; and/or (iv) participation interest in employee benefit plans under the Federal securities law, and to further enable the corporation to file such reports as are necessary under Section 13 or 15(d) of the Securities Exchange Act of 1934 and such other documents as are necessary to comply with all rules, regulations or requirements of the SEC in respect thereto; and

                FURTHER RESOLVED, that any officer of the corporation is hereby authorized to do and perform, or cause to be done or performed, any and all things and to execute and deliver any and all agreements, certificates, undertakings, documents or instruments necessary or appropriate in order to carry out the purpose and intent of the foregoing resolutions.

        IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of May
1995.



                                        /s/J. Kenneth Croney
                                        --------------------
                                           J. Kenneth Croney